Exhibit 10.11

AGREEMENT ON BANK TRANSACTIONS

The Bank of Yokohama, Ltd.

Code 3113-0 13.5. 20x400 Se

December 17, 2008

(Customer)	Address:	Meisan Takahama Building, Seventh Floor 2-12-23, Kounan, Minato Ward, Tokyo 108-0075

	Name:	UBIC, Inc. Masahiro Morimoto, Representative Director

(Bank)	Address:	3-13-1, Shibaura, Minato-ku, Tokyo

	Name:	The Bank of Yokohama, Ltd., Tamachi Branch Tetsuya Yamada, Branch Manager
(Trading branch/office: Tamachi Branch of the Bank)

UBIC, Inc. (the “Customer”) and The Bank of Yokohama, Ltd. (the “Bank”) have agreed to be bound by the terms and conditions set forth below with respect to any and all bank transactions that may hereafter be made by and between the both parties:

Article 1 (Scope of Application)

(1)            Unless otherwise agreed upon between the Customer and the Bank, each of the provisions of this Agreement shall invariably apply to loans on bills and notes, discounts of bills and notes, loans by deed, overdrafts, acceptances and guarantees, foreign exchange transactions, derivatives transactions, and any and all other transactions (the “Bank Transactions”) between the Customer and the Bank.

(2)            In cases where the Customer has guaranteed the due performance of any obligations that any third party owes the Bank, such guarantee transaction shall be included in the Bank Transactions referred to in the preceding Paragraph.

(3)            In cases where the Customer has acquired the bills and notes drawn, endorsed, accepted, accepted for honor, or guaranteed by the Customer through its transactions with any third party or parties, this Agreement shall also apply to the performance by the Customer of its obligations.

(4)            Each of the provisions of this Agreement shall invariably apply to the transactions that may hereafter be made by and between the Customer and the head office or branches of the Bank.

Article 2 (Obligations in Bills and Notes and Money Borrowed)

In cases where the Bank has granted to the Customer loans accompanied by bills and notes, the Bank may demand that the Customer repay the Bank its obligations arising from the loans by exercising the Bank’s rights either on the bills and notes or the loans.

Article 3 (Interest and Default Interest)

(1)            In cases where there are changes in the financial situations or any other reasonable cause, either the Customer or the Bank may request that they have discussions about the revisions of their agreement on the rates of interest, discount fees, guarantee fees and other fees and charges (the “Interest or Other Fee”), the rates at which such Interest or Other Fee shall be repaid, the timing and method of payment thereof to those then prevailing in general.

(2)            In cases where there arise any changes in the creditworthiness of the Customer due to changes in the financial positions or the value of the collaterals furnished to the Bank by the Customer, either the Customer or the Bank may request they have discussions about such revisions of the rates of the Interest or Other Fee as set forth in the preceding Paragraph.

(3)            In cases where the Customer fails to satisfy any obligations it owes the Bank, the Customer shall pay the Bank a default interest calculated at the rate of fourteen percent (14%) per annum on the amount due and payable by the Customer. For this purpose, such default interest shall be calculated on the basis of a 365 day year and prorated for the actual number of days elapsed for the period during which such non-satisfaction continues.

Article 4 (Security and Collateral)

(1)            If either of the following events occurs, the Customer shall, upon the request of the Bank, provide such security, collateral or guarantor that can protect the rights of the Customer or add or replace such security, collateral or guarantor, in either case without delay:

(i)                When the security or collateral previously provided to the Bank by or in favor of the Customer is destroyed or lost or the value thereof diminishes due to the decline in land prices or other cause; or

(ii)             When there arises any reasonable cause by which the Bank is required to protect its rights, such as a change in the creditworthiness of the Customer or its guarantor.

(2)            In cases where the Customer intends to change the current status of the security or collateral object or to create or transfer any rights in favor of a third party, the Customer shall obtain the written prior approval of the Bank. Such approval shall not be withheld by the Bank, except in cases where such change, creation or transfer may diminish the value of the security or collateral or otherwise adversely affect the protection of its rights.

(3)            In cases where the Customer fails to pay the Bank any amount that it owes the Bank on the date when it becomes due and payable, the Bank shall have the right to collect or otherwise dispose of the security or collateral in compliance with the procedures prescribed by law or in such manner, and at such time or price as it is generally accepted.

(4)            The amount remaining after deducting the relevant costs, expenses and charges from the proceed from the collection or disposition referred to in the immediately preceding Paragraph may be appropriated for payment of any obligation that the Customer owes the Bank, regardless of the order of priority prescribed by law. In cases where there still remain any unpaid and outstanding obligations of the Customer even after the appropriation of the amount of such proceed for the repayment of its obligations, the Customer shall immediately repay such obligations. In cases where there arises a surplus in such proceed, the Bank shall return the same to the person or entity who had originally possessed such security or collateral before it was collected or disposed of.

(5)            The security or collateral referred to in the immediately preceding two (2) Paragraphs shall include a lien or other statutory security interest.

(6)            In cases where the Customer fails to pay any amount that it owes the Bank on the date when it becomes due and payable, the Bank may also collect or otherwise dispose of the movable properties, bills or notes or other securities in its possession, and the provision of the immediately preceding Paragraph shall apply mutatis mutandis whenever the Bank handles those matters.

Article 5 (Acceleration of Payment)

(1)            In cases where any one of the following events occurs to the Customer, any and all obligations that the Customer owes the Bank shall become due and payable as a matter of course without any notice or other demand from the Bank, and the Customer shall immediately repay those obligations:

(i)                When the Customer suspends payment of its debts as and when they become due and payable; or when a petition is filed by or against the Customer for bankruptcy (hasan), commencement of civil rehabilitation proceeding (minji-saisei-tetsuzuki-kaishi), commencement of corporate reorganization proceeding (kaisha-kousei-tetsuzuki-kaishi), commencement of company arrangement (kaisha-seiri-kaishi), commencement of special liquidation (tokubetsu-seisan-kaishi) or any other similar legal arrangement proceeding;

(ii)             When the Clearing House in observance of its rules takes procedures for suspension of the Customer’s transactions with banks and similar institutions;

(iii)          When order or notice of provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae) or attachment (sashiosae) is dispatched in respect of the Customer’s or its guarantor’s deposits and/or other claims against the Bank; and

(iv)         When the whereabouts of the Customer becomes unknown to the Bank due to the failure of the Customer to notify the Bank of change of its address or any other fault of the Customer.

(2)            In cases where any one of the following events occurs to the Customer, any and all obligations that the Customer owes the Bank shall become due and payable upon the demand of the Bank, and the Customer shall immediately repay its obligations:

(i)                When the Customer fails to pay any of its obligations to the Bank;

(ii)             When any security or collateral object is attached or public auction proceeding is initiated in respect of any of such security or collateral object;

(iii)          When the Customer breaches any of the terms and conditions of its transactions with the Bank;

(iv)         When the guarantor of the Customer falls under any of the immediately preceding Item or any one of the Items of this Paragraph; and

(v)            In addition to each of the foregoing Items, when there arises a reasonable cause by which the Bank is required to protect its rights and claims, such as a drastic change in the creditworthiness of the Customer.

Article 6 (Repurchase of Discounted Bills and Notes)

(1)            In cases where the Customer has had its bills and notes discounted, then the Customer shall have the obligation to repurchase the amount appearing on the face of the bills and notes so discounted as a matter of course without any notice or demand from the Bank and immediately repay them, when any one of the events set forth in the Items of Paragraph 1 of the immediately preceding Article occurs to the Customer, with respect to all of the bills and notes, or when the principal obligor of the bills and notes fails to make payment on the due date or any one of the Items of Paragraph 1 of the immediately preceding Article occurs to the principal obligor of the bills and notes, with respect to the bills and notes in which such person is the principal obligor.

(2)            In cases where the Customer has had its bills and notes discounted by the Bank, the Customer shall, upon the demand of the Bank, have the obligation to repurchase the amount appearing on the face of the bills and notes so discounted and immediately repay them, when any one of the events set forth in the Items of Paragraphs 2 of the immediately preceding Article occurs to the Customer, with respect to all of the bills and notes, and when there arises any reasonable cause by which the Bank is required to protect its rights and claims against the principal obligor of those bills and notes, with respect to the bills and notes in which such person is the principal obligor.

(3)            The Bank may exercise any and all rights and claims as the holder of the bills and notes unless and until the Customer satisfies its obligations set forth the immediately preceding two (2) Paragraphs.

Article 7 (Set-off by the Customer)

(1)            The Customer may set off its deposits with and other claims against the Bank when they become due and payable against its obligations it owes the Bank, even if those obligations have not yet become due and payable.  Notwithstanding the foregoing, in cases where the Customer and the Bank have separately agreed on any prepayment provision, such provision shall prevail for this purpose.

(2)            In cases where the Customer makes the set-off of the discounted bills and notes that have not yet become due pursuant to the preceding Paragraph, the Customer may make such set-off by assuming the obligation to repurchase the amount appearing on the face of the relevant bills and notes; provided, however, that the Customer may not make such set-off of the discounted bills and notes with respect to which the Bank is in the process of retransferring to any other person or entity.

(3)            In cases where the Customer makes the set-off pursuant to the preceding two (2) Paragraphs, the Customer shall give the Bank notice of set-off in writing and submit the certificates and passbooks of the deposits and other claims so set off to the Bank after affixing the registered seal thereunto.

(4)            In cases where the Bank makes the set-off as set forth in the preceding three (3) Paragraphs, interests, discount fees and other default interest or other items on the claims and obligations of the Customer when the set-off is made pursuant to the preceding three (3) Paragraphs shall be calculated until the notice of set-off reaches the Bank. In cases where there is no separate provision relating to the rate of interest or fee applicable between the Customer and the Bank, the provisions of the Bank shall apply for this purpose.

As for foreign exchange rates, the rates quoted by the Bank at the time of making such calculation shall apply.

The provision, if any, quoted by the Bank on any special fee for the purposes of prepayment between the Customer and the Bank shall apply.

Article 8 (Set-off by the Bank)

(1)            In cases where the Customer has to satisfy the amount it owes the Bank due to the maturity, acceleration of payment, assumption of the obligation to repurchase, assumption of the obligation to seek indemnification or any other cause, the Bank may set off its obligations against the Customer’s deposit with or other claims against the Bank at any time, regardless of whether or not those claims become due and payable. In that case, the Bank will give the Customer notice thereof in writing.

(2)            In cases where the Bank can make the set-off referred to in the preceding Paragraph, the Bank may skip prior notice and other prescribed procedures and elect to withdraw the Customer’s deposit on the Customer’s behalf and appropriate the amount so withdrawn for repayment of the amount due and payable by the Customer.

(3)            In cases where the Bank makes the set-off or other withdrawal as set forth in the preceding two (2) Paragraphs, the interests, discount fees or other default interest on those claims and obligations shall continue to accrue until the date of calculation thereof.

In cases where there is no separate provision relating to the rate of interest or fee agreed upon between the Customer and the Bank, the provisions of the Bank shall apply to such rate of interest or fee. Interest on undue deposits or other claims shall be calculated at the agreed rate, rather than at the early cancellation interest rate, on the basis of a 365 day year and prorated for the actual number of days elapsed. As for foreign exchange rates, the rates quoted by the Bank at the time of making such calculation shall apply.

Article 9 (Presentment and Delivery of Bills and Notes)

(1)            In cases where there are bills and notes with respect to the obligations that the Customer owes the Bank and the Bank elects to make the set-off or other withdrawal referred to in the immediately preceding Article without exercising the Bank’s rights under those bills and notes, the Bank shall not be required to return those bills and notes to the Customer simultaneously.

(2)            In cases where there exist any bills and notes to be returned to the Customer by the Bank as a result of the set-off or other withdrawal referred to in the immediately preceding two (2) Articles, the Customer shall appear at the Bank to receive those bills and notes without delay; provided, however, that the Bank may collect those bills and notes that have not yet become due without returning them.

(3)            In cases where the Bank elects to make the set-off or other withdrawal referred to in the immediately preceding Article by exercising its rights under the bills and notes, the Bank shall not be required to present or deliver those bills and notes to the Customer only in each of the following cases. It is, however, agreed upon that the provisions of the immediately preceding Paragraph shall apply mutatis mutandis to the receipt of such bills and notes:

(i)                When the Bank does not know the whereabouts of the Customer;

(ii)             When the Customer has designated the Bank as the place of payment of such bills and notes;

(iii)          When it is found difficult to physically dispatch such bills and notes; and

(iv)         When it is found unavoidable to skip the presentation or delivery of such bills and notes because of collection or other cause.

(4)            In cases where there still remain the obligations that the Customer is required to satisfy immediately even after the set-off or other withdrawal referred to in the immediately preceding two (2) Articles, the Bank may keep such bills and notes in its possession and handle and dispose of them in accordance with Article 4, provided that there are any obligors of such bills and notes other than the Customer.

Article 10 (Designation of Appropriation by the Customer)

(1)            In cases where at the time of any repayment or the set-off under Article 7 by the Customer, the credit balance in the Customer’s account with the Bank is insufficient to satisfy the entire amount of the obligations of the Customer, the Bank may appropriate such credit balance for the payment of obligations the Customer then owes the Bank or any portion thereof in such order or manner as the Customer designates.

(2)            In cases where the Customer does not make such designation as referred to in the preceding Paragraph, the Bank may make appropriate such credit balance for the payment of obligations the Customer then owes the Bank or any portion thereof in such order or manner as the Bank considers appropriate, and the Customer shall raise no objection to such appropriation.

(3)            In cases where the designation referred to in Paragraph 1 is likely to interfere with the protection of the Bank’s rights and claims, the Bank may raise its objection thereto without delay and make appropriations in such order and manner as designated by the Bank, taking into consideration, among other factors, whether or not the obligations of the Customers are secured by any security or collateral or are guaranteed, the extent of coverage by such security, collateral or guarantee, the degree of difficulty of disposition of such security, collateral or guarantee, the due dates of the obligations, and prospects for settlement of discounted bills and notes. In that case, the Bank shall give the Customer notice of the result of appropriation.

(4)            In cases where the Bank makes appropriations pursuant to the immediately preceding two (2) Paragraphs, the Bank may designate the order or manner of appropriation as if the obligations that the Customer owes the Bank but have not yet become due and payable had become due and payable, and/or the Customers had assumed the obligation to repurchase the discounted bills and notes that have not yet become due, and/or the Customer had assumed in advance the obligation to compensate the Bank with regard to the acceptances and guarantees.

Article 11 (Designation of Appropriation by the Bank)

In cases where at the time of any set-off or other withdrawal by the Bank under Article 8, the credit balance in the Customer’s account with the Bank is insufficient to satisfy the entire amount of the obligations of the Customer, the Bank may appropriate such credit balance for the payment of obligations the Customer then owes the Bank or any portion thereof in such order or manner as the Bank considers appropriate, and the Customer shall raise no objection to such appropriation.

Article 12 (Risk of Loss; Hold-Harmless Clause)

(1)            In cases where any bills or notes drawn, endorsed, accepted, accepted for honor, or guaranteed by the Customer or any instruments delivered to the Bank by the Customer are lost, destroyed, damaged or delayed in arrival due to any accident, disaster, accident in transit or any other unavoidable circumstance, the Customer shall pay any and all amounts payable by it based on the entries in the accounting books, vouchers and other records of the Bank. Notwithstanding the provisions of the first sentence of this Paragraph, the Customer shall, forthwith upon request of the Bank, execute and deliver substitute notes, bills and instruments to the Bank. The Customer hereby agrees that the Customer will not assert any claim against the Bank even if the Customer suffers any damage in that connection, except in cases where it is caused by any fault of the Bank.

(2)            The Customer also hereby agrees that the Customer will not assert any claim against the Bank even if there arises any damage to the security or collateral furnished by the Customer due to such unavoidable circumstance as referred to in the preceding Paragraph, except in cases where it is caused by any fault of the Bank.

(3)            Even in cases where the Bank’s rights to the bills and notes prove to be ineffective due to lack of legal requirements in the bills and notes or any entries making those bills and notes null and void, or in cases where the Bank’s rights under the bills and notes cease to exist due to the any flaws in the procedures for protection of the Bank’s rights, the Customer shall still be held liable for payment of the amounts appearing on the face of those bills and notes.

(4)            Provided that the Bank has checked, with reasonable care, the seal impressions affixed onto the bills, notes, instruments, notices and other documents against the seal impression of the Customer registered with the Bank and finding the same genuine, the Customer shall bear any losses and damages arising from forgery, alteration, theft or other accident involving any of those bills, notes, instruments, notices and other documents, and seals, and the Customer shall be held liable in accordance with the terms and conditions of those bills, notes or instruments.

(5)            The Customer shall be solely liable for payment of any and all costs and expenses incurred by the Bank in exercising or protecting its rights and claims against the Customer or collecting or disposing of any security, as well as any and all costs and expenses required when the Customer seeks cooperation of the Bank to preserve the rights of the Customer.

Article 13 (Subsequent Changes in the Registered Matter)

(1)            In cases where there are changes in the name, trade name, representative, address, seal impression or other registered matters of the Customer, the Customer shall immediately give the Bank written notice thereof.

(2)            In cases where any notice or document dispatched to the Customer by the Bank is delayed in arrival or fails to arrive at the Customer because of the failure by the Customer to give the notice referred to in the preceding Paragraph or any other fault of the Customer, or even In cases where it is not received by the Customer, such notice or document shall be deemed to have arrived at the Customer when it should normally have arrived at the Customer.

Article 14 (Reports and Inspections)

(1)            The Customer shall periodically submit to the Bank copies of its balance sheets, income statements and other statements presenting its financial conditions.

(2)            The Customer shall, forthwith upon request of the Bank, report on matters pertaining to its properties, business operations and other business environments, and provide the Bank with facilities necessary for inspection.

(3)            In cases where there arise or may arise material changes in the properties, business operations or other business environments of the Customer, the Customer shall immediately inform the Bank thereof.

Article 15 (Governing Law; Jurisdiction)

(1)            This Agreement and any and all transactions hereunder shall be governed by the laws of Japan.

(2)            It is agreed upon that the court having the jurisdiction over the location of the head office of the Bank or the office or branch handling the bank transactions between the Customer and the Bank shall have the jurisdiction if it becomes necessary to bring a legal action on account of any and all transactions under this Agreement.

Article 16 (Termination of This Agreement)

In cases where the Customer no longer owes any obligation to the Bank pursuant to this Agreement, either the Customer or the Bank may terminate this Agreement at any time upon giving the other party written notice thereof.